UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2005

iVillage Inc.

(Exact name of registrant as specified in charter)

Delaware	000-25469	13-3845162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Seventh Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 600-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

On April 29, 2005, iVillage Inc., or iVillage, through its subsidiary iVillage Limited, completed the acquisition described in Item 2.01.  This acquisition was effected pursuant to an Agreement for the Sale and Purchase of the Business of iVillage UK Limited, dated as of March 31, 2005, among Tesco Stores Limited, or Tesco, iVillage UK Limited, a subsidiary of Tesco, iVillage Limited,  and iVillage (the “Acquisition Agreement”), which Acquisition Agreement was entered into on March 31, 2005.  iVillage previously licensed content and certain other intellectual property to iVillage UK Limited.

Item 2.01               Completion of Acquisition or Disposition of Assets.

As referenced in Item 1.01 above, on April 29, 2005, iVillage, through its subsidiary, iVillage Limited, acquired from iVillage UK Limited, a subsidiary of Tesco, certain assets  (consisting of intellectual property rights, contracts, books and records, office furniture, information technology systems and other personal property) related to the iVillage.co.uk Web site pursuant to the Acquisition Agreement (the “Transaction”).  The Transaction consideration was equal to approximately £0.1 million and was structured as an asset purchase.  At the closing of the Transaction and pursuant to the Acquisition Agreement, iVillage UK Limited and iVillage also terminated a license agreement pursuant to which iVillage previously licensed content and certain other intellectual property to iVillage UK Limited.

The foregoing summary of the Acquisition Agreement is incomplete.  It is qualified in its in entirety by the text of the Acquisition Agreement which is attached hereto as Exhibit 2.1.  (Certain schedules listed in the table of contents for this agreement have been omitted.  Copies thereof will be furnished to the Securities and Exchange Commission supplementally upon request.)

Item 2.02                                             Results of Operations and Financial Condition.

On May 4, 2005, iVillage issued a press release announcing its financial results for the three months ended March 31, 2005. A copy of iVillage’s press release announcing these financial results and certain other information is attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 2.02.

The information in this Item 12 and the Exhibit attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01                                             Financial Statements and Exhibits.

(a)                                            Any required historical financial statements will be filed with an amendment hereto within seventy-one (71) calendar days after the date that this initial report on Form 8-K must be filed.

(b)                                           Any required pro forma financial information statements will be filed with an amendment hereto within seventy-one (71) calendar days after the date that this initial report on Form 8-K must be filed.

(c)                                            Exhibits

2.1                                       Agreement for the Sale and Purchase of the Business of iVillage UK Limited, dated March 31, 2005, by and among iVillage UK Limited, Tesco Stores Limited, iVillage Limited and iVillage Inc.

99.1                                 Press Release issued May 4, 2005 by iVillage Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVILLAGE INC.
(Registrant)

Date: May 4, 2005	By:	/s/ Steven A. Elkes
Steven A. Elkes
Chief Financial Officer,
Executive Vice President, Operations and Business Affairs and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement for the Sale and Purchase of the Business of iVillage UK Limited, dated March 31, 2005, by and among iVillage UK Limited, Tesco Stores Limited, iVillage Limited and iVillage Inc.  (Certain schedules listed in the table of contents for this agreement have been omitted.  Copies thereof will be furnished to the Securities and Exchange Commission supplementally upon request.)

99.1	Press Release issued May 4, 2005 by iVillage Inc.